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                                                                    Exhibit 3.25

                                   No. 2899075

                        THE COMPANIES ACTS 1985 AND 1989

                         -------------------------------

                            COMPANY LIMITED BY SHARES

                         -------------------------------

                             ARTICLES OF ASSOCIATION

                                       of

                       SPARKLING SPRING WATER UK LIMITED(1)

                         -------------------------------

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1     Names changed from ??? Limited by Special Resolution of the Shareholders passed on 27th April 1994.
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1         Preliminary

1.1       In these Articles:

          "the Act" means the Companies Act 1985 (as amended).

          "Table A" means Table A in the Companies (Tables A to F) Regulations 1985 as amended by the Companies (Tables A to F) (Amendment) Regulations 1985. References to regulations are to regulations in Table A.

          "the Statutes" means the Act and any statutory modification or re-enactment thereof for the time being in force and every other Act for the time being in force concerning companies and affecting the Company.

1.2 Subject as hereinafter provided, the regulations contained in Table A shall apply to the Company.

1.3 Regulations 38, 73 to 78 inclusive, 87, 101 and 118 shall not apply to the Company, but the Articles hereinafter contained and the remaining regulations of Table A, subject to the modifications hereinafter expressed, shall constitute the regulations of the Company.

2         Shares

(2)2.1 The share capital of the Company is 1,990,000 divided into (pound)1,990,000 Ordinary Shares of (pound)1 each.

2.2 Subject to the provisions of Articles 2.3 and 2.4 and to any directions which may be given by the Company in general meeting, the Directors may unconditionally exercise the power of the Company to allot relevant securities (within the meaning of section 80(2) of the

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2         Adopted by Special Resolution of the Shareholders passed on 3rd June
          1994.


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          Act) and without prejudice to the generality of the foregoing any shares unissued at the date of incorporation of the Company and any shares hereafter created shall be under the control of the Directors, who may allot, grant options over or otherwise dispose of the same to such persons (including the Directors themselves) on such terms and at such times as they may think proper, provided that no shares shall be issued at a discount.

(2)2.3 The maximum nominal amount of share capital which or in respect of which the Directors may allot, grant options or subscriptions or conversion rights, create, deal with or otherwise dispose of in accordance with this Article shall be (pound)1,990,000 or such other amount as shall be authorized by the Company in general meeting.

2.4 The authority conferred on the Directors by Articles 2.2 and 2.3 shall expire on the day preceding the fifth anniversary of the date of incorporation of the Company.

2.5 The provisions of section 89(1) of the Act shall not apply to the Company.

(3)2.6    (a)    No dividend shall be declared or paid by the Company during the
                 Security Period (as defined in the Credit Agreement) without the prior written consent of the Bank (as defined in the Credit
                 Agreement).

          (b) For the purposes of this Article 2.5, "Credit Agreement" means the credit agreement of even date as the date of adoption of this Article 2.6 and made between the Company (1) and National Westminster Bank plc (as the Bank) (2).

3         Lien

3.1       The lien conferred by regulation 8 shall apply to:

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3         Adopted by Special Resolution of the Shareholders passed on 7th June
          1994.
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          (a)    all shares of the Company whether fully paid or not;

          (b) to all shares registered in the name of any person indebted or under liability tot he Company, whether he be the sole registered holder thereof or one of several joint holders;

          and shall be for all indebtedness or other liability to the Company of any member.

          Regulation 8 shall be modified accordingly.

4         Transfer of shares

4.1 The Directors may, in their absolute discretion and without assigning any reason, decline to register any transfer of any share, whether or not it is a fully paid share. Regulation 24 shall be modified accordingly.

5         General meetings

5.1 An annual general meeting and an extraordinary general meeting called for the passing of a special resolution or an elective resolution or a resolution appointing a person as a Director shall be called by at least 21 clear days' notice. All other extraordinary general meetings shall be called by at least 14 days' notice but a general meeting, other than one called for the passing of an elective resolution, may be called by shorter notice if it is so agreed:

          (a) in the case of an annual general meeting, by all the members entitled to attend and vote thereat; and

          (b) in the case of any other meeting, by a majority in number of the members having a right to attend and vote, being a majority together holding not less than 95 percent
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                 in nominal value of the shares giving that right or such
                 lesser percentage, not being less than 90 percent, as may be specified in or pursuant to any elective resolution passed by the Company.

           The notice shall specify the time and place of the meeting, the general nature of the business to be transacted and the terms of any resolution to be proposed at it and, in the case of an annual general meeting, shall specify the meeting as such.

           Subject to the provisions of these Articles and to any restrictions imposed on any shares, the notice shall be given to all members, to all persons entitled to a share in consequence of the death or bankruptcy of a member and to the Directors and the auditors.

5.2 The following provisions of this Article apply if the Company has only a single member:

           (a) regulation 40 shall be modified by the insertion at the end of that regulation of the following proviso: ", provided that if the company has only a single member, the quorum shall be one such person."; and

           (b) if the single member takes any decision which may be taken by the Company in general meeting and which has effect as if agreed by the Company in general meeting, the single member shall (unless the decision is taken by way of a written resolution) provide the Company with a written record of that decision. However, failure to do so shall not affect the validity of such decision.

5.3        Regulation 37 shall be modified by:

           (a)   the substitution of the words "seven weeks" for the words
                 "eight weeks"; and
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           (b)   the deletion of the second sentence thereof and by the addition at the end of the regulation of the following sentence: "If the company has only a single member, such member shall be entitled at any time to call a general meeting."

5.4 Regulation 41 shall be modified by the addition at the end of that regulation of the following sentence. "If at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the meeting shall be dissolved. Provided that if the company has only a single member, the preceding provisions of this regulation as to adjournment shall not apply and, if within half an hour from the time appointed for the meeting, or if during a meeting such a quorum ceases to be present, the meeting shall be dissolved and shall not be adjourned."

5.5 A poll may be demanded at any general meeting by the Chairman or by any member present in person or by proxy and entitled to vote. Regulation 46 shall be modified accordingly.

5.6 A resolution in writing in accordance with regulation 53 shall be deemed to have been duly executed on behalf of a corporation if signed by one of its directors or its secretary. In the case of a share held by joint holders the signature of any one of them on behalf of all such joint holders shall be sufficient for the purposes of that regulation. The Directors shall cause a record of each resolution in writing, and of the signatures to it, to be entered in a book in the same way as minutes of proceedings of a general meeting of the Company and to be signed by a Director or the secretary of the Company.

5.7 Before a resolution in writing is executed, the Company, if it is required by section 381B of the Act to do so:
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           (a)   shall send a copy of the proposed resolution to the auditors;
                 and

           (b) shall ensure that the resolution is not passed unless either it has received the auditors' notification in the terms of section 381(B)(3)(a) of the Act or the period for giving a notice under section 381(B)(2) has expired without any notice having been given to the Company by the auditors in accordance with that sub-section.

5.8 A proxy shall be entitled to vote on a show of hands and regulation 54 shall be modified accordingly.

6          Directors

6.1 The first Directors shall be appointed in writing by completion of the statement required to be delivered for registration by section 10 of the Act.

(4)6.2 Unless otherwise determined by ordinary resolution the number of directors shall not be subject to any maximum but shall not be less than one. Regulation 64 shall be modified accordingly.

7          Powers and duties of Directors

7.1 Subject to the provisions of the Statutes, a Director may be interested directly or indirectly in any contract or arrangement or in any proposed contract or arrangement with the Company or with any other company in which the Company may be interested and he may hold and be remunerated in respect of any office or place of profit (other than the office of auditor of the Company or any subsidiary thereof) under the Company or any such other company and he or any firm of which he is a member may actin a professional capacity for

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4          Adopted by Special Resolution of the Shareholders passed on 27th
           April 1994.
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           the Company or any such other company and be remunerated therefor.
           Notwithstanding his interest a Director may vote on any matter in which he is interested and be included for the purpose of a quorum at any meeting at which the same is considered and he may retain for his own benefit all profits and advantages accruing to him. Regulation 94 shall be modified accordingly.

7.2 The Directors may exercise all the powers of the Company contained in clause 3(ab) of the Memorandum of Association of the Company.

8          Appointment, removal and disqualification of Directors

8.1 Without prejudice to the powers of the Company under section 303 of the Act to remove a Director by Ordinary Resolution, the holder or holders for the time being of more than one half of the issued Ordinary Shares of the Company shall have the power from time to time and at any time to appoint any person or persons as a Director or Directors and to remove from office any Director howsoever appointed. Any such appointment or removal shall be effected by an instrument in writing signed by the member or members making the same or (in the case of a member being a corporation) signed on its behalf by one of its directors or its secretary and shall take effect upon lodgment at the registered office of the Company.

8.2 The office of a Director shall be vacated if he is removed from office under Article 8.1. Regulation 81 shall be modified accordingly.

8.3 Unless and until otherwise determined by the Company by Ordinary Resolution, either generally or in any particular case, no Director shall vacate or be required to vacate his office as a Director on or by reason of his attaining or having attained the age of 70, and
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           any person proposed to be appointed a Director shall be capable of being appointed as a Director notwithstanding that he has attained the age of 70, and no special notice need be given of any resolution for the appointment as a Director of a person who shall have attained the age of 70, and it shall not be necessary to give to the members notice of the age of any Director or person proposed to be appointed as such.

8.4 Regulation 88 shall be modified by the deletion of the third sentence thereof.

9          Rotation of Directors

9.1 The Directors shall not be liable to retire by rotation, and accordingly the second and third sentences of regulation 79 shall be deleted.

10         Alternate Directors

10.1 Any appointment or removal of an alternate Director made under Table A shall be delivered at the registered office of the Company. In regulation 65 the words "approved by resolution of the directors and" shall be deleted.

10.2 If his appointor is for the time being absent from the United Kingdom or otherwise not available the signature of an alternate Director to any resolution in writing of the Directors shall be as effective as the signature of his appointor. An alternate Director shall be deemed to be a Director for the purpose (inter alia) of signing instruments pursuant to Article 12.

10.3 An alternate Director shall be entitled to contract and be interested in and benefit from contracts or arrangements with the Company and to be repaid expenses and to be indemnified to the same extent mutatis mutandis as if he were a Director, but he shall not
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           be entitled to receive from the Company in respect to his appointment as alternate Director any remuneration, except only such part (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct.

10.4 Regulation 66 shall be modified by the deletion of the second sentence thereof.

11         Proceedings of Directors

11.1 Any Director or member of a committee of the Directors may participate in a meeting of the Directors or such committee by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other and participation in a meeting in this manner shall be deemed to constitute presence in person at such meeting.

11.2 The following sentence shall be inserted after the first sentence of regulation 72: "Any committee shall have power unless the Directors direct otherwise to co-opt as a member or members of the committee any person or persons although not being a Director of the Company."

11.3 For a signed resolution under regulation 93 to be effective it shall not be necessary for it to be signed by a Director who is prohibited by the Articles or by law from voting thereon. Regulation 93 shall be modified accordingly.

12         The seal

12.1 If the Company has a seal, it shall only be used with the authority of the Directors or a committee of the Directors. The Directors may determine who shall sign any instrument
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           to which the seal is affixed and unless otherwise so determined it shall be signed by a Director and by the secretary or second Director. The obligation under regulation 6 relating to the sealing of share certificates shall apply only if the Company has a seal.

12.2 If the Company has a common seal, the Company may also have an official seal for use abroad under the provisions of the Act, where and as the Directors shall determine, and the Company may by writing under the common seal appoint any agents or agent, committees or committee abroad to be the duly authorized agents of the Company, for the purpose of affixing and using such official seal, and may impose such restrictions on the use thereof as may be thought fit. Wherever in these Articles reference is made to the common seal of the Company, the reference shall, when and so far as may be applicable, be deemed to include any such official seal as aforesaid.

13         Notices

13.1 Every Director of the Company and every alternate Director shall be entitled to receive notices of general meetings (at his usual address or such other address as he may notify to the Company) in addition to the persons so entitled under the Statutes. The third sentence of regulation 112 shall be deleted.

13.2 Any notice required by these Articles to be given by the Company may be given by any visible form on paper, including telex, facsimile and electronic mail, and a notice communicated by such forms of immediate transmission shall be deemed to be given at the time it is transmitted to the person to whom it is addressed. Regulations 111 and 112 shall be modified accordingly.
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13.3       In the first sentence of regulation 112 the words "(or at such other address, whether within or outside the United Kingdom, as he may supply to the company for that purpose)" shall be inserted after "registered address".

13.4 A notice posted to an address outside the United Kingdom shall be deemed, unless the contrary is proved, to be given at the expiration of 7 days after the envelope containing it was posted and regulation 115 shall be amended accordingly.

13.5 Regulation 116 shall be modified by the substitution of the words "the address, if any, whether within or outside the United Kingdom" for the words "the address, if any, within the United Kingdom" in the first sentence thereof.

14         Indemnity

14.1 Subject to the provisions of, and so far as may be consistent with, the Statutes, but without prejudice to any indemnity to which a Director may be otherwise entitled, every Director, auditor, secretary or other officer of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities as incurred by him in the execution and/or discharge of his duties and/or the exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or office including (without prejudice to the generality of the foregoing) any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgment is given in his favor (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief
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           from liability in respect of any such act or omission in which relief is granted to him by the Court.